UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM 8-K
________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Dover Corporation (the “Company”) held its Annual Meeting of Shareholders on May 2, 2013, at which meeting the shareholders (1) elected thirteen directors, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013, (3) approved, on an advisory basis, named executive officer compensation and (4) approved a shareholder proposal regarding the adoption of a simple majority voting standard for shareholder matters.

The breakdown of the shareholder votes on these matters is listed below:

1.	Election of Directors:

Director	For	Against	Abstain	Broker Non-Vote
David H. Benson	135,236,153	1,071,253	371,104	11,399,151
Robert W. Cremin	135,703,767	581,980	392,763	11,399,151
Jean-Pierre M. Ergas	133,821,552	2,473,689	383,269	11,399,151
Peter T. Francis	135,350,118	952,387	376,005	11,399,151
Kristiane C. Graham	133,928,770	2,383,350	366,390	11,399,151
Michael F. Johnston	135,636,447	664,700	377,363	11,399,151
Robert A. Livingston	135,781,894	639,564	257,052	11,399,151
Richard K. Lochridge	133,938,833	2,362,340	377,337	11,399,151
Bernard G. Rethore	135,282,338	1,019,359	376,813	11,399,151
Michael B. Stubbs	135,270,664	1,034,332	373,514	11,399,151
Stephen M. Todd	136,186,503	112,654	379,353	11,399,151
Stephen K. Wagner	136,160,092	125,927	392,491	11,399,151
Mary A. Winston	136,120,245	187,889	370,376	11,399,151

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013:

For	Against	Abstain	Broker Non-Vote
146,330,689	1,488,198	258,774	0

3.	To approve, on an advisory basis, named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
130,764,249	5,434,403	479,858	11,399,151

4.	A shareholder proposal regarding the adoption of a simple majority voting standard for shareholder matters:

For	Against	Abstain	Broker Non-Vote
106,175,747	30,096,769	405,994	11,399,151

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary